THIS EMPLOYMENT AND COMPENSATION AGREEMENT (this "Agreement"), made and entered into as of January 1, 1999, between Terex Corporation, a Delaware corporation, with its principal office located at 500 Post Road East, Suite 320, Westport, CT (together with its successors and assigns permitted under this Agreement) ("Terex"), and Ronald M. DeFeo ("DeFeo"), whose address is 3 Diamond Hill Lane, Westport, CT 06880.
                              W I T N E S S E T H:
         WHEREAS, Terex has determined that it is in the best interests of Terex and its stockholders to enter into this Agreement setting forth the obligations and duties of both Terex and DeFeo; and
         WHEREAS, Terex wishes to assure itself of the services of DeFeo for the period hereinafter provided, and DeFeo is willing to be employed by Terex for said period, upon the terms and conditions provided in this Agreement;
         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, Terex and DeFeo (individually a "Party" and together the "Parties") agree as follows:

     1. DEFINITIONS.

          (a)  "Affiliate"  shall  mean  an  entity

               (i) that is directly or indirectly controlled by or under common control with Terex, or

               (ii) that controls Terex.

          (b)  "Base  Salary"  shall  mean the  annual  salary  provided  for in
               Section 3 below, as adjusted from time to time by the Board.

          (c) "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Exchange Act.

          (d) "Beneficiary" shall mean the person or persons named by DeFeo pursuant to Section 21 below or, in the event that no such person is named and survives DeFeo, his estate.

          (e)  "Board" shall mean the Board of Directors of Terex.

          (f)  "Cause" shall mean:

               (i) DeFeo's conviction in a court of law of, or guilty plea or no contest plea to, a felony charge or a misdemeanor charge involving moral turpitude,

               (ii) willful,  substantial  and  continued  failure  by  DeFeo to perform his duties under this Agreement, (iii) willful engagement by DeFeo in conduct that is demonstrably and materially injurious to Terex, (iv) entry by a court or quasi-judicial governmental agency of the United States or a political subdivision thereof of an order barring DeFeo from serving as an officer or director of a public company, (v) gross negligence resulting in material economic harm to Terex, or (vi) a breach by DeFeo of Section 10 or Section 11 below. For the purposes of clauses, (ii), (iii) and (v) of this definition, no act or failure to act on the part of DeFeo shall be deemed "willful" or "gross negligence" (x) if caused by a Disability or (y) unless done, or omitted to be done, by him not in good faith or without reasonable belief that his act or omission was in the best interest of Terex.

          (g)  "Change in Control" shall mean

               (i) any Person becoming the Beneficial Owner of 40 percent or more of the combined voting power of the Company's then outstanding securities;

               (ii) a change in the composition of the Board occurring  within a rolling two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors ("Incumbent Directors" shall mean directors who either (x) are members of the Board as of the date of this Agreement or
                    (y) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest, including but not limited to a consent solicitation, relating to the election of directors to the Board); or

               (iii)consummation,  in any transaction or series of transactions, of a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the Company's assets (collectively, a "Business Combination") other than a Business Combination after which
                    (x) the stockholders of the Company own more than 80 percent of the combined voting power of the voting securities of the company resulting from the Business Combination, (y) at least a majority of the board of directors of the resulting corporation were Incumbent Directors or (z) no individual, entity or group (excluding any corporation resulting from the Business Combination or any employee benefit plan of such corporation or of the Company) becomes the Beneficial Owner of 30 percent or more of the combined voting power of the securities of the resulting corporation, who did not own such securities immediately before the Business Combination.

          (h) "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended.

          (i)  "Committee"  shall mean the Compensation  Committee of the Board.

          (j)  "Covenant   Period"   shall  mean  the  period   beginning   with
               commencement of the Term and ending as provided in Section 11(b) and, as applicable, Section 12(b).

          (k) "Date of Termination" shall mean, with respect to any purported termination of DeFeo's employment during the Term, (i) if DeFeo's employment terminates due to Disability, 30 days after a good-faith determination of Disability by Terex (provided that DeFeo shall not have returned to full-time performance of his duties during such 30-day period), and (ii) if DeFeo's employment terminates for any other reason, the date specified in the Notice of Termination (which shall be not less than 30 days, and, in the case of Voluntary Termination by DeFeo, not more than 60 days, after the date of such Notice of Termination).

          (l) "Disability" shall mean DeFeo's inability to perform the essential duties set forth in this Agreement by reason of a physical or mental disability or infirmity that has continued for more than six consecutive months or for such shorter periods as aggregate more than 24 weeks in any 24-month period.

          (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as from time to time amended. (n) "Good Reason" shall mean the occurrence (without DeFeo's express written consent) of any one of the following acts or omissions by Terex unless, in the case of any act or omission described in paragraph (i), (v) or (vi) of this Section 1(n) or Section 9(j) below, such act or omission is corrected prior to the Date of Termination specified in the Notice of Termination in respect thereof:

               (i) assignment to DeFeo of any duties inconsistent with his status as a senior executive officer of Terex, failure to maintain him in the position of Chief Executive Officer and reporting relationship set forth in Section 2(c)(i) below or a substantial adverse alteration in the nature of his authority or responsibilities under this Agreement;

               (ii) reduction by Terex in DeFeo's Base Salary,  in effect on the date of this Agreement or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all senior executives of Terex or of any Person in control of Terex;

               (iii)relocation  of  Terex's  principal  executive  offices  to a location more than 50 miles from the location of such offices on the date of this Agreement or a requirement that DeFeo be based anywhere other than at Terex's principal executive offices except for necessary travel on Terex's business to an extent substantially consistent with DeFeo's business travel obligations on the date of this Agreement;

               (iv) failure  by Terex to pay to DeFeo  any  portion  of his then current compensation or provide any material benefit except pursuant to an across-the-board compensation or benefit deferral or reduction similarly affecting all senior executives of Terex or of any Person in control of Terex, or to pay DeFeo any portion of an installment of deferred compensation under any deferred compensation program of Terex within seven days after the date when such compensation is due;

               (v) failure by Terex to continue in effect any compensation or benefit plan or fringe benefit in which DeFeo participates that is material to his total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or failure by Terex to continue DeFeo's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of his participation relative to any other participant, than existed immediately prior to any such failure;

               (vi) failure by Terex to continue to provide  DeFeo with benefits substantially similar to those enjoyed by him under any of the plans described in Section 8 below in which he was a participant at the time of any such failure.

          (o) "Notice of Termination" shall mean delivery of written notice by one Party and receipt thereof by the other Party in accordance with Section 25 below, which notice shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of DeFeo's employment hereunder.

          (p) "Person" shall have the meaning defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include:

               (i) Terex or any subsidiary or affiliate (as such term is defined in Rule 12b-2 promulgated under the Exchange Act),

               (ii) a trustee or other  fiduciary  holding  securities  under an
                    employee   benefit  plan  of  Terex  or  any  Subsidiary  or
                    Affiliate,

               (iii)an underwriter  temporarily  holding securities  pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of Terex in substantially the same proportion as their ownership of stock of Terex.

          (q) "Spouse" shall mean, during the Term of Employment, the woman who as of any relevant date is legally married to DeFeo.

          (r) "Subsidiary" shall mean a corporation of which Terex owns directly or indirectly more than 50 percent of its outstanding securities representing the right, other than as affected by events of default, to vote for the election of directors.

          (s)  "Term of Employment" or "Term" shall mean the period specified in
               Section 2(b) below during which DeFeo is employed by Terex or any of its Affiliates.

     2. TERM OF EMPLOYMENT, POSITIONS AND DUTIES.

     (a) Employment of DeFeo. Terex hereby employs DeFeo, and DeFeo hereby accepts employment with Terex, in the position and with the duties and responsibilities set forth below and upon such other terms and conditions as are hereinafter stated.

     (b) Term of Employment. The Term of Employment shall commence on the date of this Agreement and shall terminate on December 31, 2001, unless it is sooner terminated as provided in Section 9 below or extended by agreement of the Parties; provided, however, that, if a Change in Control shall occur on or prior to December 31, 2001, the Term of Employment shall continue in effect until the later of (x) 12 months after the month in which such Change in Control occurs or
(y) December 31, 2001.

     (c) Title, Duties and Authorities.

          (i) Until termination of his employment hereunder, DeFeo shall be employed as Chief Executive Officer of Terex, reporting to the Board, with all the authorities and responsibilities that normally accrue to the position of chief executive officer, and shall hold such other titles as the Board may grant, including but not limited to President and Chief Operating Officer of Terex.

          (ii) Consistent with its obligations to stockholders, Terex agrees to use its best efforts to procure the election of DeFeo as a member of and Chairman of the Board and to ensure DeFeo's re-election to that position during the Term.

     (d) Time and Effort.

          (i) DeFeo agrees to devote his best efforts and abilities and his full business time and attention to the affairs of Terex in order to carry out his duties and responsibilities under this Agreement.

               (ii) Notwithstanding the foregoing, nothing shall preclude DeFeo from

                    (A) serving on the boards of (x) a reasonable number of trade associations and charitable organizations, (y) United Rentals, Inc. and (z) with the prior consent of the Board, any other business not in competition with Terex,

                    (B) engaging in charitable activities and community affairs,
               and

                    (C) managing his personal investments and affairs; provided, however, that any such activities do not materially interfere with the proper performance of his duties and responsibilities specified in Section 2(c) above.

3.       BASE SALARY.

          DeFeo shall receive from Terex an initial Base Salary, payable in accordance with the regular payroll practices of Terex, of $600,000. During the Term, the Board shall review the Base Salary for increase no less often than annually as of the beginning of each calendar year after 1999.

     4. ANNUAL BONUS.

                  (a) Entitlement. DeFeo shall receive an annual bonus in respect of each calendar year during the Term of Employment in accordance with any annual incentive plan or plans established by Terex either for DeFeo alone or for members of Terex's senior management generally.

                  (b) Payment. The annual bonus shall be payable as soon as reasonably practicable after the completion of Terex's audited financial statements for such calendar year, prepared in accordance with generally accepted accounting principles, but in no event later than 120 days after the end of the calendar year.

     5.  LONG-TERM   INCENTIVE   COMPENSATION.

     During the Term DeFeo shall participate in any long-term incentive plan or plans established by Terex either for DeFeo alone or for members of Terex's senior management generally.

     6. EQUITY  OPPORTUNITY.

     During the Term DeFeo shall be eligible to receive grants of options to purchase shares of Terex's stock and awards of shares of Terex's stock, either or both as determined by the Committee, under and in accordance with the terms of applicable plans of Terex and related option and award agreements. DeFeo shall also be entitled to participate in any equity programs of Subsidiaries or Affiliates upon such terms and conditions as may be established by the Committee.

     7. EXPENSE  REIMBURSEMENT.

     DeFeo shall be entitled to prompt reimbursement by Terex for all reasonable out-of-pocket expenses incurred by him during the Term in performing services under this Agreement, upon his submission of such accounts and records as may be reasonably required by Terex.

     8.  EMPLOYEE  BENEFIT  PLANS.

     During the Term DeFeo shall be entitled to participate in all life insurance, short-term and long-term disability, accident, health insurance and savings/retirement plans that are applicable to Terex employees generally or to the senior executives of Terex. DeFeo shall be entitled to the number of paid vacation days per year determined by Terex, which, however, shall not be less than four weeks in any calendar year. DeFeo shall also be entitled to all paid holidays given by Terex to its employees generally.

     9. TERMINATION OF EMPLOYMENT.

     (a) General. Notwithstanding anything to the contrary herein, in the event of termination of DeFeo's employment under this Agreement for any reason whatsoever, he, his dependents or his Beneficiary, as may be the case, shall be entitled to receive (in addition to payments and benefits under, and except as specifically provided in, subsections (b) through (i) below as applicable):

          (i) his Base Salary through the Date of Termination;

          (ii) payment in lieu of any unused vacation, in accordance with Terex's vacation policy and applicable laws:

          (iii) any annual bonus earned but not yet paid to him for any calendar year prior to the year in which his termination occurs;

          (iv) any deferred compensation under any incentive compensation plan of Terex or any deferred compensation agreement then in effect;

          (v) any other compensation or benefits, including without limitation long-term incentive compensation described in Section 5 above, benefits under equity grants and awards described in Section 6 above and employee benefits under plans described in Section 8 above, that have vested through the Date of Termination or to which he may then be entitled in accordance with the applicable terms of each grant, award or plan; and

          (vi) reimbursement in accordance with Section 7 above of any business expenses incurred by DeFeo through the Date of Termination but not yet paid to him.

     (b) Termination due to Death. In the event that DeFeo's employment terminates due to his death, his Beneficiary shall be entitled, in addition to the compensation and benefits specified in Section 9(a), to:

          (i) his Base Salary, at the rate in effect on the date of his death, through the end of the month in which his death occurs, and

          (ii) an annual bonus under Terex's Annual Incentive Compensation Plan prorated to the date of death, plus any discretionary payment that may be awarded, for the year in which his death occurs.

     (c) Termination due to Disability. In the event that DeFeo's employment terminates due to Disability, as determined by Terex based on competent medical advice, he or his Beneficiary, as the case may be, shall be entitled, in addition to the compensation and benefits specified in Section 9(a), to an annual bonus under Terex's Annual Incentive Compensation Plan prorated to the Date of Termination, plus any discretionary payment that may be awarded, for the year in which his termination due to Disability occurs.

     (d) Termination by Terex for Cause. In the event that DeFeo's employment is terminated by Terex for Cause, he shall be entitled only to the compensation and benefits specified in Section 9(a). Notwithstanding the foregoing, termination for Cause may not occur pursuant to clauses (ii), (iii), (iv), (v) or (vi) of
Section 1(f) above unless and until, with the Board's prior approval, Terex has delivered to DeFeo Notice of Termination, which shall contain in reasonable detail the facts purporting to constitute such nonperformance, act, omission or breach, and afforded him 30 days thereafter to cure the same and/or to respond in writing to the Board setting forth his position that his termination for Cause should not occur and requesting reconsideration by the Board, in which event (x) the effective date of termination of employment shall be deferred until the Board has had the opportunity to consider whether such nonperformance, act, omission or breach has been cured and to consider any request by DeFeo for reconsideration, and (y) the Board shall thereafter cause a written notice to be delivered on its behalf to DeFeo stating either that it has rescinded its determination that his employment is to be terminated for Cause or that affirms its determination that his employment is to be terminated for Cause and that contains an effective date of termination of employment, which shall be not earlier than 15 days after such notice is given. Section 1(n)(i) to the contrary notwithstanding, upon delivery to DeFeo of Notice of Termination under this
Section 9(d), DeFeo shall be suspended from all duties and responsibilities unless and until the Board rescinds its determination that his employment is to be terminated for Cause.

     (e) Termination by Terex Without Cause or by DeFeo for Good Reason.

          (i) Terex shall provide DeFeo 30 days' Notice of Termination of his employment without Cause, and DeFeo shall provide 30 days' Notice of Termination of his employment for Good Reason.

          (ii) In the event of termination by Terex of DeFeo's employment without Cause or of termination by DeFeo of his employment for Good Reason, he shall be entitled, in addition to the compensation and benefits specified in Section 9(a), to:

               (A) two times his Base Salary, at the rate in effect immediately before such termination,

               (B) two times the average of his annual earned bonuses for the two calendar years in the Term preceding the year in which the Term ends,

               (C) continuing coverage under the life, disability, accident and health insurance programs for Terex employees generally and under any supplemental programs covering Terex executives, as from time to time in effect, for the two-year period from such termination or until DeFeo becomes eligible for substantially similar coverage under the employee welfare plans of a new employer, whichever occurs earlier, provided that DeFeo's right to elect continued medical coverage after termination of employment under Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended, shall be deemed satisfied by the coverage provided in this clause (C), and

               (D) immediate  and  unconditional  vesting of the unvested  stock options and stock grants previously awarded to DeFeo and, for the one-year period following either such termination, the right to exercise any stock options held by him; provided, however, that any unvested "performance" stock options, stock grants, long-term incentive awards or other similar awards shall not vest unless their specified performance objectives are achieved prior to the Date of Termination and otherwise as provided in the relevant plan documents.

          (iii) The payments specified in Section 9(e)(ii)(A) and (B) shall be made by Terex to DeFeo as follows:

               (A) 50 percent of the amounts due shall be paid ratably in cash over the 12 months following the Date of Termination, and

               (B) the remaining 50 percent of these amounts shall be paid in a cash lump sum at the beginning of the 13th month following the Date of Termination.

          (iv) DeFeo's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness. DeFeo's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or omission constituting Good Reason.

     (f) Voluntary Termination by DeFeo. DeFeo shall have the right voluntarily to terminate his employment in accordance with Section 1(k) above. If he does so, he shall be entitled only to the compensation and benefits specified in
Section 9(a).

     (g) Termination by Terex Without Cause or by DeFeo for Good Reason Following a Change in Control. In the event of termination of DeFeo's employment within one year following a Change in Control (i) by Terex without Cause or (ii) by DeFeo for Good Reason, he shall be entitled, in addition to the compensation and benefits specified in Section 9(a), to the amounts specified in Section 9(e)(ii) (A) and (B), payable to him in a cash lump sum not later than five days after the Date of Termination, and to the additional rights specified in Section 9(e)(ii)(C) and (D).

     (h) Terex's Election Not to Extend the Agreement. In the event that Terex does not extend this Agreement or enter into a new employment and compensation agreement, commencing at the end of the Term, on terms at least as favorable as those set forth in this Agreement, DeFeo shall be entitled, in addition to the compensation and benefits specified in Section 9(a), to the amounts specified in
Section 9(e)(ii)(A) and (B), payable to him as provided in Section 9(e)(iii), and to the additional rights specified in Section 9(e)(ii)(C) and (D).

     (i) DeFeo's Election Not to Extend the Agreement. In the event that DeFeo does not accept an offer by Terex to extend this Agreement or enter into a new employment and compensation agreement on terms at least as favorable as those set forth in this Agreement commencing at the end of the Term, he shall be deemed to have terminated his employment voluntarily as of the end of the Term and shall be entitled only to the compensation and benefits specified in Section 9(a).

     (j) Determination of Amounts of Payments. If Terex's independent auditors determine that the amount due DeFeo under Section 9(g) will exceed the amount permissible under Code Section 280G without imposition of the excise tax imposed by Code Section 4999, the independent auditors shall then determine (i) the after-tax amount and (ii) the maximum amount that may be paid under Code Section 280G without imposition of any tax, and Terex shall then pay the greater amount to DeFeo.

     (k) Cessation of Payments. If, during or after the Term, DeFeo commits a breach of Section 10 or Section 11 below, Terex shall have no further obligation to make payments to him under this Agreement except as may be required in accordance with Section 9(a).

     (l) Notice Requirements. Any purported termination of DeFeo's employment that is not effected pursuant to Notice of Termination satisfying the requirements of Sections 1(k) and 1(o) and Section 25 shall not be effective for purposes of this Agreement.

     10. CONFIDENTIAL INFORMATION.

     (a) Acknowledgments. DeFeo acknowledges that:

          (i) As a result of his employment with Terex, DeFeo has obtained and will obtain secret and confidential information concerning the business of Terex and its Affiliates, including, without limitation, the identity of customers and sources of supply, their needs and requirements, the nature and extent of contracts with them, and related cost, price and sales information.

          (ii) Terex and its Affiliates will suffer damage that will be difficult to compute if, during the Term or thereafter, DeFeo should divulge secret and confidential information relating to the business of Terex heretofore or hereafter acquired by him in the course of his employment with Terex or any of its Affiliates.

          (iii) The provisions of this Section 10 are reasonable and necessary for the protection of the business of Terex and its Affiliates.

     (b) Confidential Information. DeFeo agrees that he will not at any time, either during the Term of Employment or thereafter, divulge to any person, firm or corporation any information obtained or learned by him during the course of his employment with Terex or any of its Affiliates, with regard to the operational, financial, business or other affairs of Terex or its Affiliates, their officers and directors, including, without limitation, trade "know how," secrets, customer lists, sources of supply, pricing policies, operational methods or technical processes, except

          (i) in the course of performing his duties hereunder,

          (ii) with Terex's express written consent,

          (iii) to the extent that any such information is in the public domain, is ascertainable from public or published information or is known to any person who is not subject to a contractual or fiduciary obligation owed to Terex not to disclose such information, in each case other than as a result of DeFeo's breach of any of his obligations hereunder, or

          (iv) when required to be disclosed by court order, subpoena or other government process. In the event that DeFeo shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, he shall promptly, but in no event more than 48 hours after learning of such court order, subpoena, or other government process, notify Terex, by personal delivery or by facsimile, confirmed by mail. Further, at Terex's written request and expense, DeFeo shall

          (i) take all reasonably necessary steps requested by Terex to defend against the enforcement of such court order, subpoena or other government process, and;

          (ii) permit Terex to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

     (c) Return of Documents and Property. Upon termination of his employment with Terex, or at any time Terex may so request, DeFeo will promptly deliver to Terex all files, memoranda, notes, records, reports, manuals, data, drawings, blueprints and other documents and information (and all copies thereof) relating to the business of Terex and/or its Affiliates, and all property associated therewith, that are then in his possession or under his control.

     (d) Remedies and Sanctions. In the event that DeFeo is found to be in violation of Section 10(b) or (c), Terex shall be entitled to relief as provided in Section 12 below.

     11. NONCOMPETITION/NONSOLICITATION.

     (a) Acknowledgments. DeFeo acknowledges that:

          (i) Terex and its Affiliates will suffer damage that will be difficult to compute if, during the Term or thereafter, DeFeo should enter a competitive business.

          (ii) The provisions of this Section 11 are reasonable and necessary for the protection of the business of Terex and its Affiliates.

     (b) Noncompetition and Nonsolicitation. During the Covenant Period (which shall extend for 12 months after the Term) DeFeo, without the prior written permission of Terex, shall not, directly or indirectly:

          (i) enter into the employ of or render any services to any person, firm or corporation engaged in any business that derives more than 5 percent of its gross sales from products that are interchangeable with or substitutable for a product sold by one or more of the businesses conducted by Terex or any of its Affiliates when the Term ends (a "Competitive Business"),

          (ii) engage in any Competitive Business for his own account,

          (iii) become associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity,

          (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by Terex or any of its Affiliates while DeFeo was employed by Terex, or

          (v) solicit, endeavor to entice away from or knowingly interfere with Terex or any of its Affiliates, any of its or their customers or sources of supply. Notwithstanding, the foregoing, nothing in this Agreement shall preclude DeFeo from investing his personal assets in the securities of any corporation or other business entity that is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than 3 percent of the publicly-traded equity securities of such competitor.

     (c) Remedies and Sanctions. In the event that DeFeo is found to be in violation of Section 11(b), Terex shall be entitled to relief as provided in
Section 12 below.

     12.  INJUNCTIVE  RELIEF.

     (a) If DeFeo commits a breach, or threatens to commit a breach, of any of the provisions of Section 10 or 11 above, Terex shall have the right and remedy to seek to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by DeFeo that the services being rendered hereunder to Terex are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to Terex and that monetary damages will not provide an adequate remedy to Terex. The rights and remedies enumerated in this Section 12(a) shall be independent of the other and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other damages, rights and remedies available to Terex under law or equity.

     (b) If DeFeo shall violate any covenant contained in this Section 12, the Covenant Period shall automatically extend for 12 months from the date on which DeFeo permanently ceases such violation or, if later, from the date of entry by a court of competent jurisdiction of a final order or judgment enforcing such covenant.

     (c) If any provision of this Section 12 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and any such provision shall then be applicable in such modified form.

     13. WITHHOLDING TAXES. All payments to DeFeo or his Beneficiary shall be subject to withholding on account of federal, state and local taxes as required by law. If any payment under this Agreement is insufficient to provide the amount of such taxes required to be withheld, Terex may withhold such taxes from any subsequent payment due DeFeo or his Beneficiary. In the event that all payments due are insufficient to provide the required amount of such withholding taxes, DeFeo or his Beneficiary, within five days after written notice from Terex, shall pay to Terex the amount of such withholding taxes in excess of the payments due.

     14. INDEMNIFICATION AND LIABILITY INSURANCE. Nothing herein is intended to limit Terex's indemnification of DeFeo, and Terex shall indemnify him to the fullest extent permitted by applicable law consistent with Terex's Certificate of Incorporation and By-Laws as in effect on the date of this Agreement, with respect to any action or failure to act on his part while he is (x) an officer, director or employee of Terex or any Subsidiary or Affiliate or (y) a director or officer of any trade association or business enterprise that is not a subsidiary or Affiliate and in which capacity his service is at Terex's request. To the extent that directors' and officers' liability insurance is obtainable on commercially economic terms, Terex shall cause DeFeo to be covered, during the Term and after the Term in respect of claims arising from any such service during the Term, by such insurance on terms no less favorable than the directors' and officers' liability insurance maintained by Terex as in effect on the date of this Agreement in terms of coverage, limits and reimbursement of defense costs. In any period during which such insurance coverage is not obtainable on commercially economic terms, Terex shall cause DeFeo to be covered by as much of such insurance as may be obtained for the largest premium paid by Terex for such an insurance policy in effect during the Term.

     15. ASSIGNABILITY,  SUCCESSORS,  BINDING AGREEMENT.

     (a) In addition to any obligations imposed by law upon any successor to Terex, Terex will use its best efforts to persuade any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Terex to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Terex would be required to perform it if no such succession had taken place. Failure of Terex to use its best efforts to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle DeFeo to compensation from Terex in the same amount and on the same terms as DeFeo would be entitled to hereunder if he were to terminate his employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

     (b) This  Agreement  shall  inure to the benefit of and be  enforceable  by
DeFeo's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If DeFeo shall die while any amount would still be payable to him hereunder (other than amounts which, by their terms, terminate upon his death) if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of DeFeo's estate.

     16. REPRESENTATIONS.

     The Parties respectively represent and warrant that each is fully authorized and empowered to enter into this Agreement and that the performance of its or his obligations, as the case may be, under this Agreement will not violate any agreement between such Party and any other person, firm or organization. Terex represents and warrants that this Agreement has been duly authorized by all necessary corporate action and is valid, binding and enforceable in accordance with its terms.

     17. ENTIRE AGREEMENT.

     Except to the extent otherwise provided herein, this Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, whether written or oral, between the Parties concerning the subject matter hereof. In the event of a conflict between this Agreement and terms of any benefit plan, grant or award, the provisions of this Agreement shall govern the determination of DeFeo's rights. Notwithstanding the previous sentence, to the extent that the provisions of any benefit plan, grant or award are more favorable to DeFeo than the provisions of this Agreement, the provisions of such benefit plan, grant or award shall govern the determination of DeFeo's rights.

     18.  AMENDMENT OR WAIVER.

     No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both DeFeo and an authorized officer of Terex. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Party to be charged with the waiver.

     19.  SEVERABILITY.

     In the event that any provision or portion of this Agreement shall be determined to be valid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     20. SURVIVAL.

     The respective rights and obligations of the Parties under this Agreement shall survive any termination of DeFeo's employment with Terex.

     21. BENEFICIARIES/REFERENCES.

     DeFeo shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following DeFeo's death by giving Terex written notice thereof. In the event of DeFeo's death or of a judicial determination of his incompetence, reference in this Agreement to DeFeo shall be deemed to refer, as appropriate, to his beneficiary, estate or other legal representative.

     22. MITIGATION.

     Terex agrees that, if DeFeo's employment by Terex terminates during the Term, DeFeo is not required to seek other employment or to attempt in any way to reduce any amounts payable to him due under this Agreement. Further, the amount of any payment shall not be reduced by any compensation earned by DeFeo as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by DeFeo to Terex, or otherwise.

     23.  GOVERNING LAW.

     This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Connecticut, without reference to principles of conflict of laws.

     24. RESOLUTION OF DISPUTES.

     (a) Arbitration. Except as provided in Section 24(b), any disputes arising under or in connection with this Agreement shall be resolved by arbitration, to be held in Stamford, Connecticut, in accordance with the commercial rules and procedures of the American Arbitration Association.

     (b) Litigation. Notwithstanding the foregoing, DeFeo shall have the right to waive his rights under Section 24(a) and have any dispute resolved by a court of competent jurisdiction.

     (c) Costs. Except as provided in Section 10(b), each Party shall bear its or his respective costs, fees (including attorneys' fees) and expenses of any arbitration or litigation in connection with this Agreement.

     (d) Continuation of Payments. Pending the outcome or resolution of any dispute between the Parties, Terex shall continue to pay to DeFeo all amounts, and provide on his behalf all benefits, due him under this Agreement.

     25. NOTICES.

     Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered either personally, by fax, by overnight delivery service (such as Federal Express) or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as the Party may subsequently give notice of.

If to Terex:

         Terex Corporation
         500 Post Road East
         Westport, CT 06880
         Attention: General Counsel
         Fax: (203) 227-1647

If to DeFeo:

         Ronald M. DeFeo
         3 Diamond Hill Lane
         Westport, CT 06880
         Fax: (203) 227-8317

     26. HEADINGS.

     The  headings  of  the  sections   contained  in  this  Agreement  are  for
convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     27. COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above. Terex Corporation


Attest:/s/ Jeff Gershowitz            By: /s/ Eric I Cohen
                                      Name: Eric I Cohen
                                      Title: Senior Vice President


Witness: /s/ Cheryl E. England           /s/ Ronald M. DeFeo